Final

覚　書

LETTER OF INTENT

本覚書は、シマネ益田電子 株式会社（以下SMEという）とアプライド・ナノテク・ジャパン 株式会社（以下ANI-Japanという）及び米国アプライド・ナノテク

・インク（以下ANIという）の間で締結され、三者をまとめて当事者という。

This Letter of Intent is made and entered by and among SHIMANE MASUDA ELECTRONICS CO., LTD. (herein "SME"), APPLIED NANOTECH JAPAN, CO., LTD. (herein"ANI-Japan"), and APPLIED NANOTECH, INC. (herein “ANI”), jointly "the Parties."

１．       本覚書の調印により、アメリカのＡＮＩ社で開発されたCNT電子源を活用した製品の開発・製造・販売を目的とする新規事業の創出を目指して、１２ヶ月の期間で共同作業を行うことに合意する。装置の設置と SME のエンジニアへのトレーニングが完了した１２ヵ月後に、当事者はフェーズ１の完了状況を見て、フェーズ１の継続可否を協議する。

1. By signing this Letter of Intent the Parties agree to commence working together for a period of 12 months (Phase 1) toward the creation of a new business for development, manufacturing and commercialization of products using CNT electron sources developed by APPLIED NANOTECH, INC. in USA (herein "ANI").  After 12 months from the training of the engineer and installation of the equipment (as specified in Addendum A ) the Parties will discuss whether or not to continue and under what terms to complete Phase 1.

２．上記共同作業の基で市場を創造し、事業計画（ビジネスプラン）が作成出来ると判断した場合、当事者SMEとANI-Japanの間の合弁会社設立 及び / 又は ANI から SME へのライセンスを許諾 の形態での新規事業 に合意する。

2. Under such collaboration, the Parties agree that the new business will be in the form of a joint venture between SME and ANI-Japan and/or license agreement from ANI to SME to be determined when the Parties will judge the market and create a business plan.

３. 第一段階として、CNT電子源を活用した製品を開発し、市場創造する努力を当事者は協力して行う。その目的達成の為に以下の取り決めを行う。

3. As the first phase of collaboration, the Parties work together to develop the products  utilizing CNT electron source, and to create the market for them.  For this purpose, the Parties agree as follows:

３－１. 当事者は、CNT電子源技術を利用した製品の市場動向、競合メーカーの動向、製品化の可能性等の分析をユーザーとも協力して行う。又、国内企業や大学等とも連携して製品開発を推進する。これら第三者との共同開発等に関しては、当事者は共に関与しあう事とする。

3-1. The Parties work together to survey the market, the situation of  competitors, analysis of possibilities of commercialization related to the products using CNT electron technology, in cooperation with potential users.  Also,  the Parties will collaborate with other domestic corporations and universities for the development of application for the products.  The Parties will be jointly involved in such collaboration with those third Parties.

３－２．第一段階では、当事者各々協力して作業を推進するが、必要な費用は当事者各々で負担することとする。

3-2. At the first phase, the Parties will work together to proceed with such collaboration, and the Parties will bear their own expenses respectively.

３－３．ANIは、SMEに対してCNT電子源に関する技術開示・継続的な技術指導・SMEで開発を推進する為に必要な装置（別添A記載の１１万ドル相当の CNT 電子源の検査・分析装置）の販売等を ANI- Japan を通して行う。別添 A に記載した検査分析装置に適用しない CNT 電子源が発生した場合は、当事者間で協議の上決定する。又、 SME の専任技術者１名に対して、米国 ANI 社でのトレーニングを無償で実施する。

3-3. ANI will disclose the technology related to CNT electron sources to SME and will provide its technical training, continued technical supports and sell the necessary equipment ($110K) for test and analysis of CNT electron sources to SME through ANI-Japan as specified in Addendum A.  Any cathodes that do not fit the test and analysis equipment specified in Addendum A will be discussed and agreed to by the Parties.  Also, ANI provides the training for one SME's engineer in Austin at free of charge.

３－４．製品の開発に際しては、すでにキャノンに許諾済みのANI特許の周辺特許をキャノン及び東芝が取得しているかどうかを当事者で十分調査し、これに抵触しない製品を開発する。

  3-4. For the development of products the Parties will investigate the Canon's and Toshiba’s patents related to the ANI patent licensed to Canon thoroughly so that the Parties can develop the products without any infringement.

　３－５. 第一段階では、ANIはSMEに対し製品の開発に必要なCNT電子源を無償で支給する。

  3-5. At the first phase, ANI will supply the CNT electron sources to SME at free of charge, which is necessary to develop the products.

　３－６.開発に関わる製品の発明による特許については、SME独自のものはSMEに、ANI独自のものはANIに帰属する。当事者共同で完成した発明による特許は当事者の共有とし、おのおのが自由に使用できるものとする。

  3-6. During the collaboration for developing products, the Parties will own the intellectual property as follows:

(1) If the invention is made by ANI employees, the invention will belong to ANI.

(2) If the invention is made by SME employees, the invention will belong to SME.

(3) If the invention is made as a result of collaboration between ANI and SME employees, the Parties jointly own the patent, which can be freely used by each of the Parties.

４．事業計画の立案が出来る状況になった事を当事者が合意した時に、第二段階としてSMEとANI-Japanでの合弁会社設立、又はANI社がSMEに対してライセンスを許諾する。

4. As the second phase, the Parties will establish a joint venture between SME and ANI-Japan and /or a license agreement from ANI to SME when the Parties agree with the situation that the business plan is achievable.

５．合弁会社設立の場合は以下の取り決めを行う。

5. The Parties agree with the terms and conditions below if the joint venture is established:

　5-1．合弁会社設立の為には、ANI社から申請中のCNT電子源の日本特許を早期に成立させる為に、ANIは第一段階において早期審査を請求する。

  5-1. For the establishment of joint venture, ANI shall request an expedited examination for the patent application of CNT electron sources submitted by ANI to the Japan Patent Office in order to acquire a patent as soon as possible.

　5-2．合弁会社設立に際して、ANIと合弁会社の間で、第一段階で合意した製品に使用するCNT電子源のライセンス契約を締結する。

  5-2. At the time of establishment of a joint venture, the joint venture and ANI will sign a license agreement for the products identified in Phase 1 using CNT electron sources.

　5-3．合弁会社は日本・中国・韓国・シンガポール・台湾・フィリピン・タイ・マレーシア・ベトナムを含むアジア市場における CNT 電子源を活用した製品の開発・製造・販売を目的として設立する。

  5-3. The joint venture will be established for the purpose of development, manufacturing and commercialization of the products using CNT electron sources in Asian markets including Japan, China, Korea, Singapore, Taiwan, Philippines, Thailand, Malaysia, Vietnam.

5－４.合弁会社への出資については以下の通りとする。

(1)    ANI-Japanは合弁会社に対してANI特許のライセンスと技術を現物出資する。

(2)    SMEはライセンンスの特許実施権（イニシャルフィー）相当額の２０万ドルの資金を出資する。

(3)    出資比率は、ANI-Japan（５０％）　SME（５０％）とする。

尚、SMEが第一段階で投資済みの１１万ドルは出資金（２０万ドル）の中に含まれることとする。従って、SMEは合弁会社設立時点で新たに９万ドルを出資することとする。

5-4. For the investment to the joint venture, ANI-Japan will provide the license for the ANI patent and the technology for CNT electron sources as its investment in-kind, and SME will provide the same in cash.  The ratio of investment is 50% for ANI-Japan and 50% for SME.  SME shall invest $200K comparable to upfront royalty for the license to the joint venture.  The $110K spent by SME in the first phase will be applicable as a part of SME's payment of $200K.  Therefore, SME will invest $90K as the balance.

5－５. 合弁会社はライセンス契約に基づいて、CNT電子源を活用した製品の販売金額の３％のロイヤリティを、ANIへ支払うものとする。但し、合弁会社の売上の中で、 CNT 電子源の特許を使用しないものについては、ロイヤリティの支払いは無いものとする。

5-5. In the license agreement, the joint venture agrees to pay 3% running royalty to ANI on the sales of products utilizing CNT electron sources.  However, the royalty will not be paid for the sales amount of joint venture which is not related to ANI's patents for CNT electron sources.

5－６.合弁会社で金銭的な損失が発生した場合は、ANI-Japanはその損失の半額を現金で支払うか、又は金銭以外の物で補填するかを当事者間で協議して決定する。

 5-6. If there are monetary losses in the joint venture, ANI-Japan can choose to pay its half of the losses in cash or discuss another option other than cash to be agreed by the Parties.

5－７．合弁会社が不成立の場合、SME単独で事業展開を図ると決めた場合、ANIはSMEに対してライセンスを許諾する。許諾条件は、ANIと SME で現時点では合意に達していないが、これについては継続して協議するものとする。（但し、下記両者案の間での合意とする）

 5-7. In the case that the joint venture is not established but SME decides to go ahead, ANI would agree to license the ANI patents to SME.  The Parties have not reached the agreement for the terms and conditions of license at the time of execution of this LOI, and the discussion will continue within the following range:

＜ANI許諾条件＞

(1)    イニシャルフィー　：　２，５００万円

(2)    ランニングロイヤリティ　：　CNT電子源技術を利用した全製品の売り上げの５％

ANI: Initial fee for Yen 25M, plus running royalty of 5% from total  sales of all products of SME utilizing CNT electron sources

＜SME許諾条件＞

(1) イニシャルフィー　：　１，０００万円

(2) ランニングロイヤリティ　：　CNT電子源技術を利用した全製品の売り上げの５％

SME: Initial fee for Yen 10M, plus running royalty of 5% from total sales of all products of SME utilizing CNT electron sources

６．当事者間で意見の相違が発生した場合は、当事者間で誠意を持って協議するものとする。但し、不幸にして当事者間で紛争が発生した場合の準拠法は、下記に準ずる。

(1)    SMEとANI-Japan間の紛争については日本法に基づく。

(2)    SMEとANI間の紛争については、SMEが提訴する場合は米国へ、ANIが提訴する場合は日本へ提訴し、各々の国の法律に準ずる。

6. In the case of any difference in opinions among the Parties, the Parties will discuss to solve the difference productively. Unfortunately, however, if dispute arises, the following governing law shall apply:

(1)   If the case is between SME and ANI-Japan, the governing low should be the laws of Japan.

(2)   If the case is between SME and ANI, the laws of defendant’s country of state will be applicable.

本覚書がSME・ANI-Japan及びANI間で合意の上、締結されたことを証するため本書三通を作成し、三者記名捺印の上各自一通を保有する。

          The Parties, represented by duly authorized representatives, have signed this Agreement in duplicate originals to be effective on the date written below.

平成１６年　９月 ２９日
Date: September 29, 2004

シマネ益田電子株式会社 Accepted and Agreed:	アプライド・ナノテク・ジャパン株式会社 Accepted and Agreed:

/s/ Yuzuru Ishikawa Yuzuru Ishikawa, President & CEO Shimane Masuda Electronics Co., Ltd	/s/ Masaaki Matsumura Masaaki Matsumura, President Applied Nanotech Japan Co., Ltd.

____________________, 2004	_____________________, 2004

アプライド・ナノテク・インク
Accepted and Agreed:

/s/ Dr. Zvi Yaniv
Dr. Zvi Yaniv, President & CEO
Applied Nanotech, Inc.

____________________, 2004